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Ex 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-37914 filed on July 5, 2000, and No. 333-66746 filed on August 3, 2001) of Genius Products, Inc. and Subsidiaries of our report dated _________, 2002, on our audit of the financial statements of Genius Products, Inc. and Subsidiaries as of December 31, 2001, and for each of the years in the two-year period ended December 31, 2001.


                                         /S/ CACCIAMATTA ACCOUNTANCY CORPORATION

                                            CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
April __, 2002